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           Home Equity Loan-Backed Term Notes, GMACM Series 2000-HLTV2
                             Payment Date 02/20/2001


Servicing Certificate

Beginning Principal Balance Group A-I                                               224,376,716.03
Beginning Principal Balance Group A-II                                               44,859,981.53
                                                                       ----------------------------
                                               Total Beginning Balance              269,236,697.56

Ending Principal Balance Group A-I                                                  222,859,637.99
Ending Principal Balance Group A-II                                                  44,594,917.59
                                                                       ----------------------------
                                                  Total Ending Balance              267,454,555.58

Principal Collections Group A-I                                                       1,343,013.06
Principal Collections Group A-II                                                        265,063.94
                                                                       ----------------------------
                                                                                      1,608,077.00

Interest Collections Group A-I                                                        2,801,182.57
Interest Collections Group A-II                                                         539,971.30
                                                                       ----------------------------
                                                                                      3,341,153.87

Active Loan Count Group A-I                                                                  5,523
Active Loan Count Group A-II                                                                   585

Repurchased Loan Count Group A-I                                                                 0
Repurchased Loan Count Group A-II                                                                0

Repurchased Loan Amount Group A-I                                                             0.00
Repurchased Loan Amount Group A-II                                                            0.00

Substitution Adjustment Amount Group A-I                                                      0.00
Substitution Adjustment Amount Group A-II                                                     0.00

Principal Balance of Current Month Prefunding Group A-I                                       0.00
Principal Balance of Current Month Prefunding Group A-II                                      0.00

Policy Draw Amount                                                                            0.00

Total Limited Reimbursement Amount                                                       58,478.29

Current month distribution to Credit Enhancer                                            76,805.56

Net Loan Rate                                                                               14.48%

Note Rate - Class A-I-1 Notes                                                              6.0413%
Note Rate - Class A-I-2 Notes                                                              7.9500%
Note Rate - Class A-II-1 Notes                                                             6.0513%
Note Rate - Class A-II-2 Notes                                                             7.9900%

                       Beginning Note Balance Ending Note Balance     Percentage Interest    Principal Distribution    Interest
                       ---------------------- -------------------     -------------------    -----------------------   --------
   Class A-I-1 Notes    45,575,257.89            42,918,689.79        16.298%                       2,656,568.10       252,387.23
   Class A-I-2 Notes   172,718,000.00           172,718,000.00        65.589%                                  -     1,144,256.75
  Class A-II-1 Notes     9,441,075.53             8,913,390.51         3.385%                         527,685.02        52,369.45
  Class A-II-2 Notes   35,599,000.00            35,599,000.00         13.519%                                 -        237,030.01
                       --------------           --------------                                                --       ----------
         Total Notes   263,333,333.42           260,149,080.30                                      3,184,253.12      1,686,043.44

Certificates                                                                                  0.00

Prefunding Account                                                            Total Amount
                                                                       ----------------------------
Beginning Balance                                                                            39.78
Interest Earned on Prefunding Account                                                         0.00
Prior month Interest earned transferred to overcollateralization                             39.78
Collection Period Subsequent Transfer                                                         0.00
Prefunding Account balance distributed to Noteholders                                         0.00
                                                                       ----------------------------
                               Total Ending Prefunding Account Balance                        0.00


Capitalized Interest Account Balance
Beginning Balance                                                                           970.93
Withdraw relating to prior month Collection Period                                            0.00
Interest Earned                                                                               0.00
Interest Earned sent to Note Payment account                                                970.93
Total Ending Capitalized Interest Account Balance to Seller                                   0.00
                                                                       ----------------------------
                     Total Ending Capitalized Interest Account Balance                        0.00
                                                                       ============================


Beginning Overcollateralization Amount                                                5,903,364.14
Overcollateralization Amount Increase (Decrease)                                      1,402,111.14
                                                                       ----------------------------
Ending Overcollateralization Amount                                                   7,305,475.28
Outstanding Overcollaterization Amount                                                  944,524.72
                                                                       ----------------------------
Required Overcollateralization Amount                                                 8,250,000.00


                                                                                  Number                Percent
All Classes                                                        Balance         of Loans             of Balance
-----------                                                        -------         --------             ----------
Delinquent Loans (30 Days)                                      727,349.42            16                  0.27%
Delinquent Loans (60 Days)                                      442,319.91            7                   0.17%
Delinquent Loans (90+ Days) (*)                               1,492,273.02            22                  0.56%
Foreclosed Loans                                                      0.00            0                   0.00%
REO                                                                   0.00            0                   0.00%

(*) 90+ Figures Include Foreclosures and REO

                                                                                    Number               Percent
Class A-I                                                          Balance         of Loans             of Balance
---------                                                          -------         --------             ----------
Delinquent Loans (30 Days)                                      609,954.12            14                  0.27%
Delinquent Loans (60 Days)                                      327,368.83            6                   0.15%
Delinquent Loans (90+ Days)                                   1,154,786.83            19                  0.52%
Foreclosed Loans                                                      0.00            0                   0.00%
REO                                                                   0.00            0                   0.00%

                                                                                    Number               Percent
Class A-II                                                         Balance         of Loans             of Balance
----------                                                         -------         --------             ----------
Delinquent Loans (30 Days)                                      117,395.30            2                   0.26%
Delinquent Loans (60 Days)                                      114,951.08            1                   0.26%
Delinquent Loans (90+ Days)                                     337,486.19            3                   0.76%
Foreclosed Loans                                                      0.00            0                   0.00%
REO                                                                   0.00            0                   0.00%

                                                                                                         Percent
                                                                        Liquidation To-Date             of Balance
                                                                       ----------------------------
Beginning Loss Amount                                                                         0.00
Current Month Loss Amount                                                               174,064.98        0.08%
Ending Loss Amount                                                                      174,064.98



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